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                                                                    Exhibit  8.1

                    [LETTERHEAD OF LEDGEWOOD LAW FIRM, P.C.]



                                  March 5, 2003


RAIT Investment Trust
RAIT Partnership, L.P.
1818 Market Street - 28(th) Floor
Philadelphia, PA  19103

Ladies and Gentlemen:

            We have acted as counsel to RAIT Investment Trust, a Maryland real estate investment trust (the "Company"), and RAIT Partnership, L.P. (the "Partnership"), a Delaware limited partnership, in connection with their registration on Form S-3 (the "Registration Statement") of up to $300,000,000 of any combination of common or preferred shares of beneficial interest of the Company, warrants to purchase common or preferred shares, debt securities of the Partnership and guarantees by the Company of the Partnership's debt securities (together, the "Offered Securities"). You have requested our opinion regarding certain U.S. federal income tax matters.

            In connection with the opinions rendered below, we have examined the following:

            1. the Registration Statement, as the same has been amended through the date hereof;

            2. the Amended and Restated Declaration of Trust, ("Declaration of Trust") and bylaws ("Bylaws") of the Company, as amended through the date hereof;

            3. the articles of incorporation and bylaws of RAIT General, Inc. (the "General Partner"), a Maryland corporation which is the sole general partner of the Partnership;

            4. the certificate of limited partnership (the "Certificate of Limited Partnership") and the Limited Partnership Agreement (the "Limited Partnership Agreement") of the Partnership;

            5. the form of Trust Indenture annexed to the Registration Statement (the "Trust Indenture");
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RAIT Investment Trust
March 5, 2003
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            6.    resolutions adopted as of March 4, 2003 by the Company's Board of Trustees;

            7. resolutions adopted as of March 4, 2003 by the Board of Directors of the General Partner;

            8. a secretary's certificate of the Company, dated March 5, 2003, to the effect that the Declaration of Trust and Bylaws of the Company, and the resolutions of the Board of Trustees, are true, correct and complete, have not been rescinded or modified and are in full force and effect;

            9. a secretary's certificate of the General Partner, dated March 5, 2003, to the effect that the articles of incorporation and bylaws of the General Partner, the resolutions of the Board of Directors of the General Partner and the certificate of limited partnership and Limited Partnership Agreement of the Partnership are true, correct and complete, have not been rescinded or modified, and are in full force and effect;

            10. a certificate from the State Department of Assessments and Taxation of Maryland, dated February 27, 2003, as to the good standing of the Company;

            11. a certificate from the State Department of Assessments and Taxation of Maryland, dated February 27, 2003, as to the good standing of the General Partner; and

            12. a certificate of the Department of State of Delaware, dated February 27, 2003, as to the good standing of the Partnership.

            In connection with the opinions rendered below, we have assumed generally that:

            1. Each of the documents referred to above has been duly authorized, executed and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended.

            2. During the taxable years ended December 31, 1999, 2000, 2001 and 2002 and subsequent taxable years, the Company and the General Partner have operated and will continue to operate in such a manner that makes and will continue to make the representations contained in certificates, dated the date hereof and executed by duly
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RAIT Investment Trust
March 5, 2003
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appointed officers of the Company or the General Partner (the "Officer's
Certificates"), true for such years.

            3. Neither the Company nor the Partnership will make any amendments to their organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust (a "REIT") for any taxable year.

            4. No action will be taken by the Company or the Partnership after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based.

            In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Officer's Certificates. Where such factual representations contained in the Officer's Certificates involve the terms defined in the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations thereunder (the "Regulations"), published rulings of the Internal Revenue Service (the "Service"), or other relevant authority, we have explained such terms to both the Company's and the Partnership's representatives and are satisfied that such representatives understand the terms and are capable of making such factual representations.

            Based solely on the documents and assumptions set forth above, the representations set forth in the Officer's Certificates, the discussion in the Registration Statement under the caption "Federal Income Tax Consequences of Our Status as a REIT" (which is incorporated herein by reference), and without further investigation, we are of the opinion that:

            (a) the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable years ended December 31, 1998 through December 31, 2002, and the Company's organization and current and proposed method of operation will enable it to continue to qualify as a REIT for its taxable year ending December 31, 2003, and in the future; and

            (b) the description of the law and the legal conclusions contained in the Registration Statement under the caption "Federal Income Tax Consequence of Our Status as a REIT" is correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax
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RAIT Investment Trust
March 5, 2003
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                  considerations that are likely to be material to a holder of the Offered Securities.

            Except as described herein, we have performed no further due diligence and have made no efforts to verify the accuracy and genuineness of the documents and assumptions set forth above, or the representations set forth in the Officer's Certificates. We will not review on a continuing basis the Company's nor the Partnership's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificates. Accordingly, no assurance can be given that the actual results of the Company's or Partnership's operations for its 2003 and subsequent taxable years will satisfy the requirements for qualification and taxation as a REIT.

            The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Opinions." In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

            The foregoing opinions are limited to the U.S. federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressee, and it may not be distributed, relied upon for any purpose by any other person, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our express written consent.

                                             Very truly yours,


                                             /s/ Ledgewood Law Firm, P.C.
                                             ----------------------------
                                             Ledgewood Law Firm, P.C.